UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2021

AMCOR PLC

(Exact name of registrant as specified in its charter)

Jersey	001-38932	98-1455367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

83 Tower Road North
Warmley, Bristol
United Kingdom	BS30 8XP
(Address of principal executive offices)	(Zip Code)

+44 117 9753200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	AMCR	The New York Stock Exchange
1.125% Guaranteed Senior Notes Due 2027	AUKF/27	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Amcor plc Annual General Meeting of Shareholders (the “Annual Meeting”) was held on November 10, 2021. As of the record date for the Annual Meeting, there were 1,535,040,785 ordinary shares entitled to vote, of which the holders of 1,073,536,212 shares were represented in person or by proxy at the Annual Meeting. The results of the items voted on at the Annual Meeting are set forth below:

1.	The shareholders elected eleven directors for a one-year term each. The vote was as follows:

Director	Votes For	Votes Against	Abstains	Broker Non-Votes
Graeme Liebelt	891,017,208	139,242,635	2,204,632	41,071,737
Dr. Armin Meyer	1,011,015,483	19,185,949	2,263,043	41,071,737
Ronald Delia	1,025,671,412	3,865,339	2,927,724	41,071,737
Achal Agarwal	1,028,477,442	1,599,633	2,387,400	41,071,737
Andrea Bertone	1,027,025,351	3,154,565	2,284,559	41,071,737
Susan Carter	1,028,810,327	1,463,322	2,190,826	41,071,737
Karen Guerra	1,010,202,651	19,928,591	2,333,233	41,071,737
Nicholas (Tom) Long	1,014,433,478	15,814,016	2,216,981	41,071,737
Arun Nayar	1,027,301,270	2,780,921	2,382,284	41,071,737
Jeremy Sutcliffe	1,003,221,893	27,045,278	2,197,304	41,071,737
David Szczupak	1,028,798,178	1,469,701	2,196,596	41,071,737

2.	The shareholders ratified the appointment of PricewaterhouseCoopers AG as the Company’s independent registered public accounting firm for the 2022 fiscal year. The vote was 1,070,356,713 for, 1,659,835 against, and 1,519,664 abstentions. There were no broker non-votes.

3.	The shareholders approved, by non-binding, advisory vote, the Company’s executive compensation. The vote was 935,322,082 for, 91,182,074 against, and 5,960,319 abstentions. There were 41,071,737 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOR PLC

Date	November 12, 2021	/s/ Damien Clayton
		Name:	Damien Clayton
		Title:	Company Secretary